EXHIBIT 21

                REMINGTON PRODUCTS COMPANY, L.L.C. SUBSIDIARIES


Remington Products Australia Pty., Ltd.
800 Wellington Road
Rowville
Victoria 3178, Australia
Tel:  011 613 9751 5522
Fax:  011 613 9751 5523

Remington Products New Zealand Ltd.
2 Ngaire Avenue
Newmarket
Auckland 1, New Zealand
Tel:  011 649 529 0081
Fax:  011 649 529 0082

Remington Products (Canada) Inc.
455 Cochrane Drive, Unit #24
Unionville, Ontario, Canada  L3R 9R4
Tel:  905 470 9400
Fax:  905 470 9405

Remington Consumer Products Limited
Watermans House, Watermans Court
Kingsbury Crescent, The Causeway
Staines, Middlesex  TW18 3BA
Tel:  011 44 1784 411411
Fax:  011 44 1784 411 412

Remington Consumer Products Limited
Unit 7c, Riverview Bus Park
New Magnor Road
Clondalkin
Dublin 12 Ireland
Tel:  011 353 1 460-4711
Fax:  011 353 1 460-4714

Remington Products Company GmbH
Niederlassung Deutschland
Siemenstrasse 7
D-88499 Riedingen, Germany
Tel:  011 49 7371 93250
Fax:  011 49 7371 932530

Remington Capitol Corporation

Remington Rand Corporation

Remington Licensing Corporation

Remington Corporation, L.L.C.
60 Main Street
Bridgeport, CT  06604

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